                                                                   Exhibit 10.9


                              AMENDED AND RESTATED
                               INVESTORS AGREEMENT

                                   dated as of

                                  July 11, 1997

                                      among

                      DLJ MERCHANT BANKING PARTNERS, L.P.,
                        DLJ INTERNATIONAL PARTNERS, C.V.,
                          DLJ OFFSHORE PARTNERS, C.V.,
                       DLJ MERCHANT BANKING FUNDING, INC.,
                            DLJ CAPITAL CORPORATION,
                             SPROUT GROWTH II, L.P.,
                             SPROUT CEO FUND, L.P.,

                     DLJ MERCHANT BANKING PARTNERS II, L.P.,
                    DLJ MERCHANT BANKING PARTNERS II-A, L.P.,
                         DLJ OFFSHORE PARTNERS II, C.V.,
                         DLJ DIVERSIFIED PARTNERS, L.P.,
                        DLJ DIVERSIFIED PARTNERS-A, L.P.,
                             DLJMB FUNDING II, INC.,
                               DLJ FIRST ESC LLC,
                             DLJ EAB PARTNERS, L.P.,
                         DLJ MILLENNIUM PARTNERS, L.P.,
                        UK INVESTMENT PLAN 1997 PARTNERS,

                          NEBCO EVANS HOLDING COMPANY,

                         NEBCO EVANS DISTRIBUTORS, INC.,

                            HOLBERG INDUSTRIES, INC.,

                              HOLBERG INCORPORATED

                                       and

                                    ORKLA ASA

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.1.   Definitions....................................................2

                                    ARTICLE 2
                              CORPORATE GOVERNANCE

SECTION 2.1.   Composition of the Boards of Directors.........................9
SECTION 2.2.   Removal........................................................9
SECTION 2.3.   Vacancies......................................................9
SECTION 2.4.   Actions Requiring Consent of the DLJ Directors................10
SECTION 2.5.   Termination of Rights and Obligations.........................12
SECTION 2.6.   Action by the Board...........................................13
SECTION 2.7.   Articles of Incorporation and Bylaws..........................13

                                    ARTICLE 3
                            RESTRICTIONS ON TRANSFER

SECTION 3.1.   General.......................................................13
SECTION 3.2.   Legend on Securities..........................................15
SECTION 3.3.   Permitted Transferees.........................................15
SECTION 3.4.   Certain Optional Redemptions..................................16

                                    ARTICLE 4
      RIGHT OF FIRST OFFER; RIGHT TO PARTICIPATE IN A TRANSFER; PREEMPTIVE
                            RIGHTS; IMPROPER TRANSFER

SECTION 4.1.   Right of First Offer..........................................16
SECTION 4.2.   Right to Participate in a Transfer............................18
SECTION 4.3.   Preemptive Rights.............................................20
SECTION 4.4.   Improper Transfer.............................................21
SECTION 4.5.   Certain Provisions Relating to Orkla With Respect
                 to Sections 4.2 and 4.3.....................................21

                                    ARTICLE 5
                               REGISTRATION RIGHTS

SECTION 5.1.   Demand Registration...........................................22

                                                                            PAGE
                                                                            ----

SECTION 5.2.   Incidental Registration, Rules 144 and 144A...................24
SECTION 5.3.   Holdback Agreements...........................................26
SECTION 5.4.   Registration Procedures.......................................26
SECTION 5.5.   Indemnification by the Issuer.................................29
SECTION 5.6.   Indemnification by Participating Holders......................30
SECTION 5.7.   Conduct of Indemnification Proceedings........................30
SECTION 5.8.   Contribution..................................................31
SECTION 5.9.   Participation in Public Offering..............................32
SECTION 5.10.  Other Indemnification.........................................32

                                    ARTICLE 6
                    RIGHT TO REQUIRE REPURCHASE; HOLBERG CALL

SECTION 6.1.   Right to Require Repurchase...................................33
SECTION 6.2.   Method of Exercising Repurchase Right.........................33
SECTION 6.3.   Holberg Call..................................................33

                                    ARTICLE 7
                        CERTAIN COVENANTS AND AGREEMENTS

SECTION 7.1.   Confidentiality...............................................34
SECTION 7.2.   Indirect Action; No Inconsistent Agreements...................35
SECTION 7.3.   Certain Matters Relating to Orkla Warrants....................35
SECTION 7.4.   Dilution of Initial Warrants; Consent to Issuance of Notes....36

                                    ARTICLE 8
                                  MISCELLANEOUS

SECTION 8.1.   Entire Agreement..............................................37
SECTION 8.2.   Binding Effect; Benefit.......................................37
SECTION 8.3.   Assignability.................................................37
SECTION 8.4.   Amendment; Waiver; Termination................................37
SECTION 8.5.   Notices.......................................................38
SECTION 8.6.   Headings......................................................39
SECTION 8.7.   Counterparts..................................................39
SECTION 8.8.   Applicable Law................................................39
SECTION 8.9.   Specific Enforcement..........................................40
SECTION 8.10.  Consent to Jurisdiction.......................................40
SECTION 8.11.  Orkla/Holberg Letter Agreement................................40

                              AMENDED AND RESTATED
                               INVESTORS AGREEMENT


     AMENDED AND RESTATED AGREEMENT dated as of July 11, 1997 among DLJ Merchant Banking Partners, L.P., a Delaware limited partnership ("DLJMB"), DLJ International Partners, C.V., a Netherlands Antilles limited partnership, DLJ Offshore Partners, C.V., a Netherlands Antilles limited partnership, DLJ Merchant Banking Funding, Inc., a Delaware corporation, DLJ Capital Corporation, a Delaware corporation, Sprout Growth II, L.P., a Delaware limited partnership, Sprout CEO Fund, L.P., a Delaware limited partnership, DLJ First ESC LLC, a Delaware limited liability company (each of DLJ First ESC LLC, exccept in connection with such limited liability company's acquisition or holding of Senior Preferred Stock (as defined below), Junior Preferred Stock (as defined below), in which case such limited liability company shall be referred to as a New DLJ Entity (as defined below), and the other foregoing entities, an "INITIAL DLJ ENTITY" and, collectively, the "INITIAL DLJ ENTITIES"), DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership, DLJ Merchant Banking Partners II-A, L.P., a Delaware limited partnership, DLJ Offshore Partners II, C.V., a Netherlands Antilles limited partnership, DLJ Diversified Partners, L.P., a Delaware limited partnership, DLJ Diversified Partners-A, L.P., a Delaware limited partnership, DLJMB Funding II, Inc., a Delaware corporation, DLJ EAB Partners, L.P., a Delaware limited partnership, DLJ Millennium Partners, L.P., a Delaware limited partnership, UK Investment Plan 1997 Partners, a Delaware partnership (each of the foregoing, excluding the Initial DLJ Entities, but including DLJ First ESC LLC in its capacity as described above a "NEW DLJ ENTITY" and collectively, the "NEW DLJ ENTITIES" and each of the foregoing, together with each of the Initial DLJ Entities, a "DLJ ENTITY", and collectively, the "DLJ ENTITIES"), Nebco Evans Distributors, Inc. (formerly NED Holdings, Inc.), a Delaware corporation ("NED"), Orkla ASA, a Norwegian corporation ("ORKLA"), Holberg Industries, Inc., a Delaware corporation ("HOLBERG") (NED, Orkla and Holberg are referred to as the "OTHER INVESTORS" and, together with the DLJ Entities and Holberg, Incorporated,, the "INVESTORS"), Nebco Evans Holding Company, a Delaware corporation (the "ISSUER") and Holberg Incorporated, a Delaware corporation,

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Securities Purchase and Exchange Agreement dated as of the date hereof (the "SECURITIES PURCHASE AGREEMENT") among the DLJ Entities, Holberg and the Issuer, the New DLJ Entities, concurrently with the execution of this Agreement, are acquiring securities of the Issuer;

     WHEREAS, the Initial DLJ Entities, the Other Investors, the Issuer and Holberg, Incorporated entered into an Investors Agreement dated January 25, 1996; and

     WHEREAS, the parties hereto desire to amend and restate such Investors Agreement to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Securities Purchase Agreement;

     The parties hereto agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

     SECTION 1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purpose of this definition, the term "CONTROL" (including, with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise, provided that no securityholder of the Issuer shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Issuer.

     "AFFILIATED EMPLOYEE BENEFIT TRUST" means any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

     "AMERISERVE" means AmeriServe Food Distribution, Inc., a Nebraska corporation.

     "AMERISERVE SHARES" means the shares of common stock, par value $10.00 per share, of AmeriServe and any other equity securities of AmeriServe.

     "BOARD" or "BOARD OF DIRECTORS" means the board of directors of the Issuer.

     "BONA FIDE INITIAL PUBLIC OFFERING" means an Initial Public Offering in which the Issuer receives at least $100,000,000 of net proceeds.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "BYLAWS" means the Bylaws of the Issuer as in effect as of the Closing
Date.

     "CHARTER" means the Restated Certificate of Incorporation of the Issuer, as amended and in effect as of the Closing Date.

     "CLOSING DATE" means July 11, 1997.

     "COMMON STOCK" means the Class A and Class B Common Stock, par value $.01 per share, of the Issuer.

     "COMPETITOR" means any Person which is in the food service distribution and related services businesses and which competes substantially and directly with the business of the Issuer or any of its Subsidiaries.

     "CONTROL" shall have the meaning set forth in the definition of "AFFILIATE".

     "DLJ AFFILIATE" shall have the meaning set forth in the definition of "PERMITTED TRANSFEREE".

     "DLJ ASSOCIATE" shall have the meaning set forth in the definition of "PERMITTED TRANSFEREE".

     "DLJ ENTITY" and "DLJ ENTITIES" shall have the respective meanings set forth in the first paragraph hereof, subject to Section 1.1(b).

     "DLJ PARTNER" shall have the meaning set forth in the definition of "PERMITTED TRANSFEREE".

     "DLJ WARRANTS" means the warrants exercisable to purchase Common Stock issued to the DLJ Entities pursuant to the Securities Purchase Agreement.

     "DLJ WARRANT SHARES" means the shares of Common Stock issuable by the Issuer upon the exercise of the DLJ Warrants.

     "DLJMB" shall have the meaning set forth in the first paragraph hereof.

     "DLJMB II" shall mean DLJ Merchant Banking II, Inc., a Delaware corporation.

     "EQUITY SECURITIES" means Common Stock, securities convertible into or exchangeable for Common Stock and options, warrants or other rights to acquire Common Stock.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FULLY DILUTED" means, with respect to Common Stock and without duplication, all outstanding shares and all shares issuable in respect of securities convertible into or exchangeable for Common Stock, stock appreciation rights or options, warrants and other irrevocable rights to purchase or subscribe for Common Stock or securities convertible into or exchangeable for Common Stock, and any Person shall be deemed to own such number of Fully Diluted shares of Common Stock as such Person has the right to acquire from any other Person (including the Issuer).

     "HOLBERG" shall have the meaning set forth in the first paragraph hereof.

     "INDENTURE" means that certain Indenture dated as of the Closing Date by and between the Issuer and State Street Bank and Trust Company of Connecticut as trustee, as amended from time to time, relating to the Notes.

     "INITIAL DLJ ENTITIES" and "INITIAL DLJ ENTITY" shall have the respective meanings set forth in the first paragraph hereof.

     "INITIAL DLJ WARRANTS" means the warrants exercisable to purchase Common Stock issued to the Initial DLJ Entities pursuant to the Initial Securities Purchase Agreement.

     "INITIAL PUBLIC OFFERING" means the initial sale after the date hereof of Common Stock pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8 or any successor form).

     "INITIAL REGISTRATION DATE" means (a) with respect to the Initial Warrants, the earlier of (i) the date of the successful completion of an Initial Public Offering and (ii) January 25, 2001, and (b) with respect to all other Registerable Securities, the one-year anniversary of the Closing Date.

     "INITIAL SECURITIES PURCHASE AGREEMENT" means the Securities Purchase Agreement dated January 25, 1996 by and among the Initial DLJ Entities, the Other Investors and the Issuer.

     "INITIAL WARRANTS" means the warrants exercisable to purchase Common Stock issued to the Initial DLJ Entities pursuant to the Initial Securities Purchase Agreement and any warrants exercisable for Common Stock issued to Orkla in replacement of the Orkla Warrants.

     "INITIAL WARRANT SHARES" means the shares of Common Stock issuable by the Issuer upon the exercise of the Initial Warrants and any shares of Common Stock issued to Orkla in respect of the Orkla Warrants or Warrants.

     "INVESTORS" shall have the meaning set forth in the first paragraph hereof.

     "IPO PRICE" means the per share offering price to the public of Common Stock issued pursuant to the Initial Public Offering at the time of the Initial Public Offering.

     "ISSUER" shall have the meaning set forth in the first paragraph hereof.

     "JUNIOR PREFERRED STOCK" means the Issuer's 15% Junior Exchangeable Preferred Stock due 2009.

     "NASD" shall have the meaning set forth in the definition of "REGISTRATION EXPENSES".

     "NEW DLJ ENTITIES" and "NEW DLJ ENTITY" shall have the respective meanings set forth in the first paragraph hereof.

     "NED" shall have the meaning set forth in the first paragraph hereof.

     "NOTES" means the Issuer's 12-3/8% Senior Discount Notes issued pursuant to the Indenture.

     "ORKLA" shall have the meaning set forth in the first paragraph hereof.

     "ORKLA WARRANTS" means the warrants exercisable for common stock $0.01 par value per share of NED representing, at the time of their original issuance, a 6.40% (subject to adjustment) indirect interest in the Issuer.

     "ORKLA WARRANT SHARES" means the shares of NED common stock issuable upon the exercise of the Orkla Warrants.

     "OTHER INVESTORS" shall have the meaning set forth in the first paragraph hereof, subject to Section 1.1(c).

     "PERCENTAGE OWNERSHIP" means, with respect to any Investor or any group of Investors at any time, (i) the number of shares of Fully Diluted Common Stock that such Investor or group of Investors owns at such time, divided by (ii) the total number of shares of Fully Diluted Common Stock at such time; provided that for purposes of any such calculation the Initial DLJ Entities and New DLJ Entities shall each be considered a separate group of Investors.

     "PERMITTED TRANSFEREE" means:

          (i) in the case of any DLJ Entity, (A) any other DLJ Entity, (B) any general or limited partner of any such entity (a "DLJ PARTNER"), and any corporation, partnership, Affiliated Employee Benefit Trust or other entity which is an Affiliate of any DLJ Partner (collectively, the "DLJ AFFILIATES"), (C) any managing director, general partner, director, limited partner, officer or employee of such DLJ Entity or a DLJ Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing Persons referred to in this clause
     (C) (collectively, "DLJ ASSOCIATES"), (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only such DLJ Entity, DLJ Affiliates, DLJ Associates, their spouses or their lineal descendants and (E) a voting trustee for one or more DLJ Entities, DLJ Affiliates or DLJ Associates under the terms of a voting trust; and

          (ii) in the case of any Other Investor, (A) the Issuer, (B) any Subsidiary of such Other Investor, (C) any Affiliate of such Other Investor or (D) any director, officer or employee of such Other Investor or any Affiliate of such Other Investor.

     "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PRE-EXISTING HOLBERG LOAN" means the loan from the Issuer to Holberg existing as of the date hereof in the amount of $2.6 million.

     "PREFERRED STOCK" means at any time, all shares of each class or series of preferred stock of the Issuer outstanding at such time, other than the Senior Preferred Stock and the Junior Preferred Stock.

     "PRINCIPAL COMMITTEE" shall mean any of the executive, audit, compensation or similar committees of the Board of Directors.

     "REGISTERABLE SECURITIES" means (A) with respect to the DLJ Entities and their successors and permitted assigns, the Senior Preferred Stock, the Junior Preferred Stock, Warrants, the Warrant Shares and any shares of Common Stock which are acquired by any of the DLJ Entities and (B) with respect to Orkla and its successors and permitted assigns, any shares of Common Stock which are acquired by Orkla in accordance with this Agreement, in each case until (i) a registration statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (ii) such Securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or such shares may be sold pursuant to Rule 144(k) or (iii) such securities are otherwise transferred, the Issuer has delivered a new certificate or other evidence of ownership for such securities not bearing the legend required pursuant to this Agreement and such securities may be resold without subsequent registration under the Securities Act.

     "REGISTRATION EXPENSES" means (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities registered), (iii) printing expenses, (iv) internal expenses of the Issuer (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties),
(v) reasonable fees and disbursements of counsel for the Issuer and customary fees and expenses for independent certified public accountants retained by the Issuer (including expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5.4(h) hereof), (vi) the reasonable fees and expenses of any special experts retained by the Issuer in connection with such registration, (vii) reasonable fees and expenses of one counsel for the Investors participating in the offering, selected by the DLJ Entities, (viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. (the "NASD") including fees and expenses of any "QUALIFIED INDEPENDENT UNDERWRITER", and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, excluding underwriting fees, discounts or commissions..

     "RULE 144 OR RULE 144A" means Rule 144 and Rule 144A, respectively, (or any successor provisions) under the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES" means the Common Stock, the Preferred Stock, the Senior Preferred Stock, the Junior Preferred Stock, the Warrants and any other securities of the Issuer.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES PURCHASE AGREEMENT" shall have the meaning set forth in the recitals hereto.

     "SENIOR PREFERRED STOCK" means the Issuer's 13-1/2% Senior Exchangeable Preferred Stock due 2009.

     "SHARES" means all shares of Common Stock and any other voting securities of the Issuer held by the Investors.

     "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "THIRD PARTY" means a prospective purchaser of Shares in an arm's-length transaction from an Investor where such purchaser is not a Permitted Transferee of such Investor.

     "TRANSACTION DOCUMENTS" means this Agreement, the Initial Securities Purchase Agreement, the Securities Purchase Agreement, the Certificate of Designations of the Senior Preferred Stock, the Certificate of Designations of the Junior Preferred Stock and the Warrants..

     "UNDERWRITTEN PUBLIC OFFERING" means an underwritten public offering of Registrable Securities of the Issuer pursuant to an effective registration statement under the Securities Act.

     "WARRANTS" means the DLJ Warrants and the Initial Warrants.

     "WARRANT SHARES" means the DLJ Warrant Shares and the Initial Warrant
Shares.

     (a) The term "INITIAL DLJ ENTITIES", or "NEW DLJ ENTITIES", as the case may be, to the extent such entities shall have transferred any of their Securities to "PERMITTED TRANSFEREES", shall mean the Initial DLJ Entities or the New DLJ Entities, as the case may be, and the Permitted Transferees of the Initial DLJ Entities or the New DLJ Entities, as the case may be, taken together, and any right or action that may be taken at the election of the Initial DLJ Entities or the New DLJ Entities, as the case may be, may be taken at the election of the Initial DLJ Entities or the New DLJ Entities, as the case may be, and such Permitted Transferees, as the case may be.

     (b) With respect to each Other Investor the term "OTHER INVESTOR", to the extent such Other Investor shall have transferred any of its Securities to "PERMITTED TRANSFEREES", shall mean such Other Investor and the Permitted Transferees of such Other Investor, as the case may be, and any right or action that may be taken at the election of such Other Investor may be taken at the election of such Other Investor and the Permitted Transferees of such Other Investor, as the case may be.

     (c) Each of the following terms is defined in the Section set forth opposite such term:

         Term                                          Section
         ----                                          -------
         AmeriServe Board                              2.1(b)
         Cause                                         2.2
         Confidential Information                      7.1(b)
         Demand Registration                           5.1(a)
         Disposition Date                              2.5
         DLJ Director                                  2.1
         Holberg Restriction Termination Date          3.1(c)
         Holders                                       5.1(a)(ii)
         Incidental Registration                       5.2(a)
         Indemnified Party                             5.7
         Indemnifying Party                            5.7
         Inspectors                                    5.4(g)
         Investor                                      7.3
         Maintenance Securities                        4.3(a)
         Maximum Offering Size                         5.1 (d)
         Number of Shares                              4.2(a)
         Preemptive Rights                             4.3(a)
         Private Transaction                           3.1(a)
         Records                                       5.4(g)
         Representatives                               7.1(b)
         Restriction Termination Date                  3.1(a)
         Section 4.1 Offer                             4.1(a)
         Section 4.1 Offer Notice                      4.1(a)
         Section 4.1 Offer Price                       4.1(a)
         Section 4.2 Agreement                         4.2(a)
         Section 4.2 Notice                            4.2
         Section 4.2 Notice Period                     4.2(a)
         Section 4.2 Pro Rata Portion                  4.2(a)
         Section 4.2 Sale                              4.2(a)
         Section 4.2 Sale Price                        4.2(a)
         Section 4.2 Seller                            4.2(a)
         Section 4.2/4.3 Entities                      4.2(a)
         Selling Entities                              6.1
         Selling Party                                 4.1(a)
         Selling Investor                              5.1(a)
         transfer                                      3.1(a)

                                   ARTICLE 2.

                              CORPORATE GOVERNANCE

        SECTION 2.1. Composition of the Boards of Directors. (a) Subject to Section 2.5, the Board shall initially consist of not less than five members and not more than ten members, of whom one (the "DLJMB DIRECTOR") shall be designated by DLJMB, one (the "DLJMB II DIRECTOR") shall be designated by DLJMB II, and the remainder of whom shall be designated by Holberg. Each Investor entitled to vote for the election of directors to the Board agrees that it will vote its Shares or execute consents, as the case may be, and take all other necessary action (including causing the Issuer to call a special meeting of shareholders) in order to ensure that the composition of the Board is as set forth in this Section 2.1.

         (a) The composition of the board of directors (the "AMERISERVE
BOARD") of AmeriServe shall be identical to that of the Board, and the provisions applicable to members of the Board set forth in this Agreement shall apply, mutatis mutandis, to members of the AmeriServe Board.

         SECTION 2.2. Removal. (a) Each Investor agrees that if, at any time, it is then entitled to vote for the removal of directors of the Issuer, it will not vote any of its Shares in favor of the removal of any director who shall have been designated pursuant to Section 2.1 unless such removal shall be for Cause (as defined below) or the Person entitled to designate such director shall have consented to such removal in writing.

        (a) Removal for "CAUSE" shall mean removal of a director because of such director's (i) willful and continued failure to perform substantially his duties with the Issuer in such director's established position, (ii) willful conduct which is significantly injurious to the Issuer monetarily or otherwise,
(iii) abuse of any illegal drug or other controlled substance or habitual intoxication, (iv) conviction for, or guilty plea to, a crime involving moral turpitude or (v) conviction for, or guilty plea to, a felony. Subject to Section 2.3, nothing contained in this Section 2.2 shall affect the right of any Investor to designate a member of the Board pursuant to Section 2.1.

               SECTION 2.3. Vacancies. (a) If, as a result of the death, disability, retirement, resignation, removal (with or without Cause) or otherwise there shall exist or occur any vacancy on the Board, then the Person entitled under Section 2.1 to designate or nominate such director whose death, disability, retirement, resignation or removal resulted in such vacancy, may, subject to the provisions of Sections 2.1 and 2.5, designate another individual to fill such capacity and serve as a director of the Issuer. Each Investor agrees that if such Investor is then entitled to vote for the election of such designee as a director of the Issuer, it will vote its Shares, or execute a written consent, as the case may be, in order to ensure that the designee be elected to the Board.

          (b) The Board shall create compensation and audit committees within 180 days from the date hereof, as well as such other committees as it may determine. Each party hereto agrees that the DLJMB Director or the DLJMB II Director shall be a member on each Principal Committee.

     SECTION 2.4. Actions Requiring Consent of the DLJ Directors. Until the earlier of such time as (a) the Issuer has completed a Bona Fide Initial Public Offering and all the Senior Preferred Stock and the Junior Preferred Stock owned by the DLJ Entities have either been redeemed by the Issuer or transferred to Persons other than the DLJ Entities or (b) the DLJ Entities and their Permitted Transferees shall own, or have the right to acquire, in the aggregate less than fifty percent (50%) of the total shares of Common Stock (with, for purposes hereof, any DLJ Warrants and any Initial DLJ Warrants being counted on an as-exercised basis as Common Stock) initially acquired by the DLJ Entities from the Issuer pursuant to the Initial Securities Purchase Agreement and pursuant to the Securities Purchase Agreement (the percentage set forth above shall be subject to appropriate downward adjustment in the event of an acquisition of securities by Holberg pursuant to Section 6.3 hereof or the operation of either of the special adjustments described in Section 8 of the Initial Warrants or in
Section 8 of the DLJ Warrants), the Issuer shall not (and each Other Investor shall not permit the Issuer to), and the Issuer shall not permit any of its Subsidiaries to, take or commit to take any of the following actions without the affirmative approval of (x) a majority of the Board of Directors and (y) the DLJMB Director and the DLJMB II Director:

          (i) issue, sell, dividend, exchange, cancel, retire or otherwise dispose of any shares of its capital stock or any warrants, options or other rights to purchase, substitute for or acquire shares of capital stock or securities convertible into or exchangeable for any shares of capital stock of the Issuer, AmeriServe or any other Subsidiary of the Issuer or amend, alter or otherwise change the capital structure of the Issuer, AmeriServe or any other Subsidiary of the Issuer, except for shares of Common Stock issued pursuant to the Warrants or shares of capital stock issued to officers or employees of the Issuer, AmeriServe or any other Subsidiary of the Issuer in accordance with stock option or other employee benefit plans of the Issuer or AmeriServe, provided the amount of shares issuable under such stock option or employee benefit plans is not in excess of 7.5% of the outstanding shares of the Issuer on a fully diluted basis or as contemplated by the AmeriServe Documents (as defined in the Securities Purchase Agreement) and transactions not resulting in a wholly-owned Subsidiary of either the Issuer or another Subsidiary of the Issuer ceasing to be such;

          (ii) incur, assume, guarantee, refinance, renew, or alter the material terms of indebtedness for borrowed money of the Issuer involving a principal amount in excess of $5,000,000;

          (iii) amend or alter any key business strategy;

          (iv) enter into or amend any contract, agreement or obligation involving an amount in excess of $2,000,000 and which entry or amendment is not in the ordinary course of business;

          (v) enter into any line of business other than the food service distribution and related services businesses;

          (vi) enter into any contract or agreement or otherwise transact, or permit any of its Subsidiaries to enter into any contract or agreement or otherwise transact, with any Other Investor or Affiliate of the Issuer or any of its Subsidiaries, where the transaction in question involves an amount in excess of $100,000, other than (A) transactions pursuant to and in accordance with any agreement or arrangement in effect as of the date hereof (and identified on Schedule 3.23 to the Securities Purchase Agreement), (B) any transaction between or among any wholly-owned subsidiary of the Issuer which is wholly owned by the Issuer at the time of such transaction, (C) the purchase by the Issuer of Holberg's interest in Holberg Warehouse Properties for $1.5 million in cash, (D) loans and advances from AmeriServe to Holberg (to the extent permitted by the terms of the Notes and the Credit Agreement (as defined in the Securities Purchase Agreement)) not to exceed $5 million in aggregate, and (E) loans and advances to be made only on the Closing Date from the Issuer to Holberg not to exceed $2.4 million in the aggregate (excluding the Pre-Existing Holberg Loan); provided that, subject to clause (1) below, any such loan or advance made pursuant to this Clause (E) (excluding the Pre-Existing Holberg Loan) shall be required by its terms to be repaid in full not later than the fourth anniversary of the Closing Date and to have an annual interest rate of 8% on all outstanding principal and interest; and provided further that no dividend or other distribution on Common Stock may be made without the consent of DLJMB and DLJMB II until the principal and interest of any such loan or advance (together with that of the Pre-Existing Holberg
     Loan) is paid in full; and provided further that, for so long as any amount of principal or interest of any loan or advance made pursuant to this Clause (E) or Clause (D) of this Section 2.4 (including the Pre-Existing Holberg Loan) is outstanding, (1) Holberg shall repay on any demand made by the Issuer all or any portion of any such loan or advance (including the Pre-Existing Holberg Loan) in order that the proceeds thereon may be used to pay any third-party expenses of the Issuer as such expenses become due,
     (2) the Issuer shall make any such demand promptly and in advance of the payment of the relevant third-party expense in order that it shall have sufficient proceeds from the repayment by Holberg as a result of such demand to pay such third-party expense promptly, and (3) the Issuer shall, upon receipt of such repayment as a result of such demand, promptly pay all third-party expense to which such demand related;

          (vii) effect or enter into any contract or agreement providing for the acquisition or disposition of assets (by merger, stock purchase or otherwise), in one transaction or a series of related transactions, having a fair market value in excess of $30,000,000, other than the acquisition of the PFS Business and the PFS Canadian Business (as defined in the Asset Purchase Agreement dated May 23, 1997, as amended, between PepsiCo, Inc. and the Issuer), which shall not require such approval;

          (viii) (A) dissolve or liquidate, or adopt any plan of dissolution or liquidation, (B) consent to or commence any suit, proceeding or other action or file a petition or consent to a petition (1) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or (2) seeking appointment of a receiver, liquidator, assignee, trustee, custodian or other similar official for it or all or any substantial part of its assets, (C) make any assignment for the benefit of creditors, (D) admit in writing its inability to pay its debts generally as they become due, or (E) voluntarily dissolve itself;

          (ix) alter, repeal, amend or adopt any provision of the articles or certificate of incorporation, by-laws or other constituent documents of the Issuer or any of its Subsidiaries or increase the number of directors constituting the full Board or the full AmeriServe Board above 10 members; provided, however, that the DLJ Entities hereby consent, in connection with an Initial Public Offering, to an amendment to the Issuer's certificate of incorporation and to its bylaws in which shares of Common Stock (including shares of Common Stock obtainable through the exercise of Warrants) held by all holders, including, without limitation, the DLJ Entities, NED and Orkla, immediately prior to the Initial Public Offering, become, on a pro-rata basis, shares of Common Stock with a higher number of votes per share than all other shares of Common Stock (including, without limitation, all shares issued in connection with the Initial Public Offering) or pursuant to which a new class of low-voting common stock is created and sold in such Initial Public Offering; or

          (x) enter into any contract or agreement providing for the merger of the Issuer, AmeriServe or any other Subsidiary of the Issuer, other than
     (i) a merger between any of the Issuer, AmeriServe or any other wholly-owned Subsidiary of the Issuer or (ii) in connection with any acquisition permitted by clause (vii) above.

     SECTION 2.5. Termination of Rights and Obligations. The right of DLJMB, on the one hand, or DLJMB II, on the other hand, to designate one member of the Board pursuant to this Article 2 shall terminate at such date as the Initial DLJ Entities and their Permitted Transferees, or the New DLJ Entities and their Permitted Transferees, as the case may be, in the aggregate own and have the right to acquire less than twenty percent (20%) of the total shares of Common Stock (with, for purposes hereof, any Warrants being counted on an as-exercised basis as Common Stock) initially acquired by the Initial DLJ Entities from the Issuer pursuant to the Initial Securities Purchase Agreement, on the one hand, or by the New DLJ Entities from the Issuer pursuant to the Securities Purchase Agreement, on the other hand (each such date, but only as to the group of investors whose ownership level declines beneath the 20% level referred to above, the "DISPOSITION DATE"). The percentage set forth above shall be subject to appropriate downward adjustment in the event of an acquisition of Securities by Holberg pursuant to Section 6.3 hereof or the operation of either of the special adjustments described in Section 8 of the Initial Warranty or in Section 8 of the DLJ Warrants. The occurrence of a Disposition Date with respect to either of DLJMB or DLJMB II shall not affect the right of the other to designate a member of the Board as described above. Subject to the foregoing, the obligations imposed on Other Investors to give effect to the right of DLJMB, on the one hand, and DLJMB II, on the other hand, to designate a director set forth in Section 2.1 shall terminate on the relevant Disposition Date, if any, with respect to DLJMB or DLJMB II, as the case may be.

     SECTION 2.6. Action by the Board. A quorum of the Board and of each Principal Committee shall consist of a majority of the directors, or a majority of the members of such Principal Committee, as the case may be, including the DLJMB Director and the DLJMB II Director, or such of them as may serve on such Principal Committee, as the case may be, provided that neither the DLJMB Director nor the DLJMB II Director shall be required to constitute a quorum of the Board or of any Principal Committee ( but without derogation of the requirement set forth herein as to actions requiring the consent of the DLJMB Director and the DLJMB II Director, which shall in any event require such consent) if the DLJMB Director and/or the DLJMB II Director, as the case may be, shall have been provided with at least 20 days' notice of a proposed meeting by certified mail, and shall have been unavailable at the proposed time of such meeting or at any other reasonably convenient time not more than 10 days following such proposed time. Subject to Section 2.4, all actions of the Board shall require the affirmative vote of at least a majority of the directors at a duly convened meeting of the Board at which a quorum is present or the unanimous written consent of the Board; provided that, in the event there is a vacancy on the Board in the DLJMB Director position or the DLJMB II Director position and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy and provided, further, that the DLJ Entities agree that the DLJMB Director and the DLJMB II Director shall use reasonable efforts to be present (either personally or otherwise) for each duly called meeting of the Board. DLJMB agrees to nominate promptly a replacement DLJMB Director in the event of a vacancy in such position, and DLJMB II agrees to nominate promptly a replacement DLJMB II Director in the event of a vacancy in such position.

     SECTION 2.7. Articles of Incorporation and Bylaws. (a) The Charter and Bylaws are attached hereto as Exhibits A and B.

     (b) Each Investor shall vote all of its Shares, if any, and shall take all other actions necessary, to ensure that the Charter and Bylaws facilitate and do not at any time conflict with any provision of this Agreement.

     (c) All Preferred Stock outstanding immediately prior to the Closing Date (other than that portion of the $2.35 million initial face amount of 8% Senior Convertible Preferred Stock of the Issuer which remains outstanding at such time) and all Junior Preferred Stock purchased by Holberg from the DLJ Entities pursuant to and in accordance with Section 6.3 that, upon the occurrence of an Initial Public Offering, would otherwise be outstanding or treasury shares will, upon the Initial Public Offering, convert to Common Stock at the IPO Price.

                                   ARTICLE 3.

                            RESTRICTIONS ON TRANSFER

     SECTION 3.1. General. (a) Until the date of the completion of an Initial Public Offering (the "RESTRICTION TERMINATION DATE"), neither any Initial DLJ Entity nor Orkla may, directly or indirectly, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of ("TRANSFER") any Initial Warrants or Initial Warrant Shares (or solicit any offers to buy or otherwise acquire, or to take a pledge of, any of its Initial Warrants or Initial Warrant Shares) except (i) transfers permitted by Section 3.3, (ii) transfers in a bona fide Underwritten Public Offering upon exercise of registration rights pursuant to
Article 5, (iii) transfers pursuant to Rule 144 or Rule 144A (or any successor provisions under the Securities Act) and (iv) subject to Section 4.1, transfers to any other Person in any Private Transaction (as defined below); provided that no Securities may be transferred pursuant to clause (iv) to any Person unless such Person shall have agreed in writing to be bound by the terms of this Agreement applicable to such Investor; and provided further that no Securities may be transferred to a Competitor. As used herein, "PRIVATE TRANSACTION" means any transfer not covered by clause (i), (ii) or (iii) above. Until the date of the Restriction Termination Date, Orkla may not, directly or indirectly, transfer any Orkla Warrants or Orkla Warrant Shares (or solicit any offers to buy or otherwise acquire, or to take a pledge of, any of its Orkla Warrants or Orkla Warrant Shares) except subject to Section 4.1, transfers permitted by
Section 3.3 and transfers to any Person in any Private Transaction provided that no Orkla Warrants or Orkla Warrant Shares may be transferred pursuant to this sentence to any Person unless such Person shall have agreed in writing to be bound by the terms of this Agreement applicable to such Investor; and provided further that no Orkla Warrants or Orkla Warrant Shares may be transferred to a Competitor.

     (b) At any time and from time to time, any DLJ Entity may, subject to applicable securities laws, transfer freely without restriction, or solicit any offers to buy or otherwise acquire or to take a pledge of, any or all of its Senior Preferred Stock, Junior Preferred Stock and DLJ Warrants. The Issuer shall use its reasonable efforts to assist any DLJ Entity and Orkla in any sale of Securities permitted hereunder, including pursuant to a registration (or Rule 144/144A transaction) of such Securities pursuant to Article 5 hereof.

     (c) Prior to the repayment in full of the Senior Preferred Stock and the Junior Preferred Stock (the "HOLBERG RESTRICTION TERMINATION DATE"), Holberg and NED and their Permitted Transferees may not transfer any Securities (or solicit any offers to buy or otherwise acquire, or to take a pledge of, any of such Securities), except transfers permitted by Section 3.3; provided that from and after the Holberg Restriction Termination Date, Holberg and NED and their respective Permitted Transferees may, subject to Sections 4.2, 4.4 and 5.2, transfer Securities, provided, however, that NED and Holberg and their respective Permitted Transferees may not (and Holberg and NED may not indirectly) transfer any shares of Preferred Stock, other than pursuant to
Section 3.3, until the earlier of (i) the Disposition Date and (ii) the successful completion of an Initial Public Offering.

     (d) No Investor may transfer any Securities at any time except in compliance with applicable federal or state securities laws.

     (e) Until the Holberg Restriction Termination Date, Holberg Incorporated and Orkla shall continue to own, directly or through their controlled Affiliates who are or become bound by this Agreement, in the aggregate at least 51% of the outstanding voting securities, on a fully diluted basis, of Holberg. Prior to the Holberg Restriction Termination Date, NED shall not, and Holberg and Orkla shall not, and shall not permit NED to, without the prior consent of the DLJMB Director and the DLJMB II Director, transfer, issue or cause or permit to be transferred any equity securities of NED (including any securities convertible into or exchangeable for equity securities of NED) to any Person other than an Investor and Permitted Transferees of an Investor who become parties to this Agreement and bound by the terms hereof. From and after the Holberg Restriction Termination Date, NED, Holberg, Orkla and their respective Permitted Transferees may transfer equity securities of NED, provided that any such transfer shall be structured in such a manner that the DLJ Entities shall be entitled to exercise fully rights substantially equivalent to the rights that would have been available under Sections 4.2 and 5.2 had the transfer in question been of Securities of the Issuer and in a manner and on a basis consistent with the economic and other terms in such Sections, it being understood and agreed by the parties hereto that the rights and benefits under this Agreement and the Securities owned by the DLJ Entities shall in no event be impaired or diminished as a result of any such actions. It is also agreed that the activities of NED shall be limited to owning and holding the equity securities of the Issuer, and that NED will not incur material debt or other material liabilities without the prior consent of DLJMB, DLJMB II and Orkla, whose consent shall not be unreasonably withheld.

     SECTION 3.2. Legend on Securities. (a) In addition to any other legend that may be required, each certificate for Securities that is issued to any Investor shall bear a legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO AND HAS THE BENEFIT OF AN AMENDED AND RESTATED INVESTORS AGREEMENT DATED AS OF JULY 11, 1997, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM NEBCO EVANS HOLDING COMPANY."

     (a) If any Registerable Securities cease to be Registerable Securities, the Issuer shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such securities without the first sentence of the legend required by Section 3.2(a) endorsed thereon. If any Securities cease to be subject to the restrictions on transfer set forth in this Agreement, the Issuer shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Securities without the second sentence of the legend required by Section 3.2(a) endorsed thereon.

     SECTION 3.3. Permitted Transferees. Notwithstanding anything in this Agreement to the contrary, any Investor may at any time transfer any or all of its Securities (and in the case of Orkla, Orkla Warrants or Orkla Warrant Shares) to one or more of its Permitted Transferees without the consent of the Board or any other Investor or group of Investors and without compliance with
Section 4.1 or 4.2 so long as (a) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement and (b) the transfer to such Permitted Transferee is not in violation of applicable federal or state securities laws.

     SECTION 3.4. Certain Optional Redemptions. Notwithstanding anything to the contrary contained in the Certificates of Designations of the Senior Preferred Stock and the Junior Preferred Stock, during the period from July 11, 1998 to July 11, 2000, if the Issuer, at its option, redeems any of the outstanding shares of Senior Preferred Stock and/or Junior Preferred Stock in accordance with the provisions of Section 5(a) of the respective Certificate of Designations of the Senior Preferred Stock and the Junior Preferred Stock, as the case may be, the New DLJ Entities agree that the aggregate redemption price for the shares of such securities held by the New DLJ Entities shall be 102% of the Liquidation Value (as defined in the respective Certificates of Designations of the Senior Preferred Stock and the Junior Preferred Stock, as the case may
be) in cash plus accrued and unpaid cash dividends on such shares to the date fixed for redemption, without interest.

                                   ARTICLE 4

      RIGHT OF FIRST OFFER; RIGHT TO PARTICIPATE IN A TRANSFER; PREEMPTIVE
                            RIGHTS; IMPROPER TRANSFER

     SECTION 4.1. Right of First Offer. (a) If any DLJ Entity or Orkla desires to transfer any or all of its Initial Warrants and/or Initial Warrant Shares or the Orkla Warrants and/or Orkla Warrant Shares to a Third Party in a Private Transaction that is otherwise permitted under this Agreement (including, without limitation, Section 3.1 hereof) (a "SECTION 4.1 SALE") such DLJ Entity or Orkla, as the case may be (the "SELLING PARTY"), shall provide the Issuer and Holberg written notice (a "SECTION 4.1 OFFER NOTICE") that such Selling Party desires to effect such a transfer. The Section 4.1 Offer Notice shall identify the number of Initial Warrants and/or Initial Warrant Shares or Orkla Warrants and/or Orkla Warrant Shares (the "OFFERED SECURITIES") proposed to be transferred, the consideration at which a sale is proposed to be made (the "SECTION 4.1 SALE PRICE") and all other material terms and conditions of the Section 4.1 Sale.

     (b) The giving of a Section 4.1 Offer Notice to the Issuer and Holberg by any Selling Party shall constitute an offer (the "SECTION 4.1 OFFER") by such Selling Party to sell to the Issuer, Holberg, the DLJ Entities and/or Orkla (or their respective designees, each of whom must be a Person who would be a Permitted Transferee of such Investor), for cash (or, subject to Section 4.1(f), non-cash consideration), in whole and not in part, on the terms set forth in the
Section 4.1 Offer Notice, such Selling Party's Offered Securities subject to the
Section 4.1 Sale at the Section 4.1 Sale Price. Priority with respect to the acceptance of the Section 4.1 Offer shall be in the following order: (i) Holberg, (ii) the Issuer, and (iii) the DLJ Entities or Orkla, whichever is not the Selling Party. Such offer shall be irrevocable for sixty (60) days after receipt of such Section 4.1 Offer Notice by the Issuer, Holberg and the DLJ Entities and/or Orkla, as the case may be. During such 60-day period, subject to the priority right of exercise as set forth above, Holberg and/or the Issuer and/or the DLJ Entities and/or Orkla, as the case may be, shall have the right to accept such offer in whole but not in part (as provided above). The Section
4.1 Offer may be accepted by giving a written irrevocable notice of acceptance (which acceptance may condition consummation of the purchase on receipt of any necessary governmental approvals) to such Selling Party prior to the expiration of such 60-day offer period.

     (c) The closing of the acquisition by the Issuer and/or Holberg and/or the DLJ Entities or Orkla, as the case may be, of the Offered Securities upon the terms and at the price set forth in the Section 4.1 Offer Notice shall occur within a 30-day period following acceptance of the Section 4.1 Offer; provided that if the purchase and sale of such Offered Securities is subject to the expiration of any applicable statutory waiting period, the time period during which such purchase and sale may be consummated shall be extended until the expiration of 14 days after such waiting period shall have expired; provided further that such time period shall not exceed 60 days from the date of acceptance under Section 4.1(b) without the written consent of the Selling Party. If such purchase and sale are not consummated by the Issuer and/or Holberg and/or the DLJ Entities or Orkla, as the case may be, within such time period, such Section 4.1 Offer shall be deemed to be rejected.

     (d) Upon the rejection or deemed rejection of the Section 4.1 Offer by the Issuer, Holberg and the DLJ Entities or Orkla, as the case may be, the failure to obtain any required consent for the purchase of the Offered Securities subject thereto within 60 days following an acceptance of a Section 4.1 Offer, there shall commence a 90-day period during which the Selling Party shall have the right to effect a transfer of any or all of the Offered Securities subject to the Section 4.1 Offer at a price not less than 95% of the Section 4.1 Sale Price; provided that (i) such Third Party shall have agreed in writing to be bound by the terms of this Agreement and (ii) the transfer to such Third Party is not in violation of applicable federal or state securities laws. Notwithstanding the foregoing, if the purchase and sale of such Offered Securities is subject to any prior regulatory approval, the time period during which such transfer may be consummated shall be extended until the expiration of 14 days after all such approvals shall have been received but in no event shall such time period exceed 150 days (from the commencement of the 90-day period referred to above) without the consent of the Issuer. If such Selling Party does not consummate the sale of such Offered Securities subject to the Section 4.1 Offer in accordance with the time limitations set forth above, such Selling Party may not sell any such Offered Securities without repeating the procedures set forth in this Section 4.1.

     (e) Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 4.1 will not be applicable to transfers made pursuant to and in compliance with Section 3.3 or Article 5.

     (f) A Selling Party may transfer Offered Securities in accordance with the foregoing provisions of this Section 4.1 for consideration other than cash only if such Selling Party has first obtained and delivered to the Issuer and Holberg an opinion of a mutually agreed upon investment banking firm of national standing indicating that the fair market value of the non-cash consideration that such Selling Party proposes to accept as consideration for such Offered Securities together with any cash consideration, is at least equal to 95% of the price referred to in the first sentence of paragraph (d) above.

     (g) Each of the DLJ Entities and Orkla agrees that it will not, directly or indirectly, effect a transfer subject to Section 4.1(a)-4.1(f), except in compliance therewith and that any such purported transfer not in compliance with
Section 4.1(a)-4.1(f) shall be void. Each of the DLJ Entities, Orkla, the Issuer and NED agree that (i) no transfer prohibited by this Section 4.1(g) will be recorded on the books of the Issuer or NED, and (ii) no transferee in any such prohibited transfer shall be accorded any rights as a securityholder of the Issuer or NED.

     SECTION 4.2. Right to Participate in a Transfer. (a) If at any time, or from time to time, prior to the consummation of an Initial Public Offering, consistent with the limitations set forth in Section 3.1, NED or Holberg, Permitted Transferees thereof, or a combination of such Persons (each a "SECTION
4.2 SELLER") propose to transfer, in one or more related transactions, an aggregate of five percent (5%) or more of the then outstanding shares of Common Stock to a Third Party other than a Permitted Transferee (excluding any Permitted Transferee of Orkla and any DLJ Entity) and other than pursuant to an Initial Public Offering (a "SECTION 4.2 SALE"), the Section 4.2 Seller shall provide written notice (the "SECTION 4.2 NOTICE") of such proposed Section 4.2 Sale to the DLJ Entities and Orkla (the "SECTION 4.2/4.3 ENTITIES") and a copy of the agreement pursuant to which such shares of Common Stock are proposed to be transferred (the "SECTION 4.2 AGREEMENT"). The Section 4.2 Notice shall identify the number of shares of Common Stock subject to the Section 4.2 Sale (the "NUMBER OF SHARES"), the per share consideration for which a sale is proposed to be made (the "SECTION 4.2 SALE PRICE"), the total number of shares of Common Stock held by the Section 4.2 Seller and its Permitted Transferees and all other material terms and conditions of the proposed Section 4.2 Sale. Each
Section 4.2/4.3 Entity shall have the right and option, exercisable as set forth below, to participate in the Section 4.2 Sale; provided that if the aggregate number of Warrants and/or Warrant Shares (the "PARTICIPATING SECURITIES") and shares of Common Stock that the Section 4.2/4.3 Entities and the Section 4.2 Seller, respectively, propose to sell exceeds the number of shares that such Third Party is willing to purchase on the proposed terms and conditions, then each Section 4.2/4.3 Entity shall have the right to participate for up to the number of Participating Securities as constitutes its Section 4.2 Pro Rata Portion of the aggregate number of shares of Common Stock to be sold and the amount of shares of Common Stock to be sold by the Section 4.2 Seller in the
Section 4.2 Sale shall be reduced to the extent the Section 4.2/4.3 Entities elect to participate. "SECTION 4.2 PRO RATA PORTION" means, with respect to each
Section 4.2/4.3 Entity, at the time of the Section 4.2 Notice, the number of shares of Common Stock such Section 4.2/4.3 Entity owns and pursuant to the Warrants has the irrevocable right to acquire multiplied by a fraction, the numerator of which is the number of shares of Common Stock to be sold by the
Section 4.2 Seller and its Permitted Transferees and the denominator of which is the total number of shares of Common Stock (including any unissued shares of Common Stock issuable pursuant to stock options, warrants and other rights to acquire shares of Common Stock and pursuant to convertible or exchangeable securities issued in accordance with Section 2.4) held by the Section 4.2 Seller and its Permitted Transferees; provided that each Section 4.2/4.3 Entity that is a holder of Warrants may, in lieu of exercising Warrants, transfer Warrants for some or all of that number of shares of Common Stock as would otherwise have constituted its Section 4.2 Pro Rata Portion. Each Section 4.2/4.3 Entity that desires to exercise such option shall provide the Section 4.2 Seller with written irrevocable notice, specifying the number of Participating Securities to be included in such Section 4.2 Sale, within fifteen (15) Business Days after the date the Section 4.2 Notice is given (the "SECTION 4.2 NOTICE PERIOD"). Each accepting Section 4.2/4.3 Entity shall deliver to the Section 4.2 Seller the certificate or certificates representing the Participating Securities of such
Section 4.2/4.3 Entity, together with a limited power-of-attorney authorizing the Section 4.2 Seller to transfer such Participating Securities pursuant to the terms of the Section 4.2 Agreement. Delivery of such certificate or certificates representing the Participating Securities to be transferred and the limited power-of-attorney authorizing the Section 4.2 Seller to transfer such Participating Securities shall constitute an irrevocable acceptance of the
Section 4.2 Sale by the Section 4.2/4.3 Entity. Each Section 4.2/4.3 Entity may assign its rights under this Section 4.2 to any other Section 4.2/4.3 Entity.

     The Section 4.2 Seller shall provide to each Section 4.2/4.3 Entity a copy of any amendment or modification of the Section 4.2 Agreement in connection with the Section 4.2 Sale. Notwithstanding anything in this Section 4.2 to the contrary, any material modification or amendment to the Section 4.2 Agreement after execution thereof by an electing Section 4.2/4.3 Entity including, without limitation, any decrease in the Section 4.2 Sale Price, any change in the form of consideration or any amendment which would reasonably be expected to increase the potential liability of the electing Section 4.2/4.3 Entity, shall not be binding upon the Section 4.2/4.3 Entity unless the electing Section 4.2/4.3 Entity consents to such amendment or modification.

     (b) The consideration per share of Common Stock to be paid to the Section
4.2 Seller and each Section 4.2/4.3 Entity participating in the Section 4.2 Sale shall be the Section 4.2 Sale Price. The price per Warrant shall be the Section
4.2 Sale Price minus the applicable exercise price.

     (c) Promptly after the consummation of the transfer by the Section 4.2/4.3 Entities and the Section 4.2 Seller pursuant to the Section 4.2 Sale, the
Section 4.2 Seller shall notify such Section 4.2/4.3 Entities thereof, shall remit to each of such Section 4.2/4.3 Entities the total consideration for the Participating Securities of such Section 4.2/4.3 Entity transferred pursuant thereto as computed pursuant to Section 4.2(b) and shall furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by such Section 4.2/4.3 Entities. If the
Section 4.2 Seller does not complete the transfer of all the shares of Common Stock and the Participating Securities, the Section 4.2 Seller shall return to the Section 4.2/4.3 Entities the limited power-of-attorney (and all copies thereof) together with all certificates representing the Participating Securities which such Section 4.2/4.3 Entities delivered for transfer pursuant to this Section 4.2, and all the restrictions on transfer contained in this Agreement with respect to Warrants and Warrant Shares owned by the Section 4.2/4.3 Entities shall again be in effect.

     (d) If at the termination of the Section 4.2 Notice Period any Section 4.2/4.3 Entity shall not have elected to participate in the Section 4.2 Sale, such Section 4.2/4.3 Entity will be deemed to have waived any of and all of its rights under this Section 4.2 with respect to the transfer of its Shares pursuant to such Section 4.2 Sale. In any such case, the Section 4.2 Seller shall have 90 days following such termination of the Section 4.2 Notice Period in which to transfer the applicable Shares at a price not higher than 105% of that contained in the Section 4.2 Notice and on terms not substantially more favorable to the Section 4.2 Seller than were contained in the Section 4.2 Notice. Promptly after any transfer pursuant to this Section 4.2(d), the Section
4.2 Seller shall notify the Section 4.2/4.3 Entities of the consummation thereof and shall furnish such evidence of the completion thereof (including time of completion) of such transfer and of the terms thereof as the Section 4.2/4.3 Entities may request. If the Section 4.2(d) Seller does not complete the transfer of the applicable Shares within the 90-day period specified in this Section 4.2(d), such Section
4.2 Seller may not transfer such shares of Common Stock without repeating the procedures in this Section 4.2.

     SECTION 4.3. Preemptive Rights. (a) Except as provided below, the Issuer shall not issue, sell or transfer any Equity Securities or allow any of its Subsidiaries to issue, sell or transfer any Equity Securities (except for any issuance to any other Subsidiary or pursuant to any employee benefit plan or stock option plan approved, to the extent required, pursuant to Section 2.4(i)) unless the provisions of this Section 4.3 shall have been fully complied with by the Issuer or such Subsidiary, as applicable. Prior to any proposed issuance, sale or transfer, the Issuer shall notify each Section 4.2/4.3 Entity in writing (the "ISSUANCE NOTICE") of the amount and class of Equity Securities proposed to be issued, sold or transferred, the proposed price and the other terms of such proposed issuance, sale or transfer. During the period of 20 days following the date of such notice (the "SUBSCRIPTION PERIOD"), each Section 4.2/4.3 Entity shall have the right to deliver to the Issuer an irrevocable notice (which notice may condition the purchase on the receipt of necessary approvals) (a "SUBSCRIPTION NOTICE") electing to purchase, at the proposed issuance price and on the same terms as the proposed issuance up to an amount of Common Stock or other securities (the "MAINTENANCE SECURITIES") as is necessary for such Section 4.2/4.3 Entity to maintain its Percentage Ownership as it existed immediately prior to such proposed issuance (the "PREEMPTIVE RIGHTS").

     (b) Any Section 4.2/4.3 Entity which does not deliver to the Issuer the Subscription Notice within 20 days after such Section 4.2/4.3 Entity's receipt of the Issuance Notice shall be deemed to have waived its right to purchase all or any part of its Maintenance Securities (including, if the Maintenance Securities include convertible securities, options, or other rights to acquire other securities, such other securities). In any such case, the Issuer shall have 90 days following such deemed waiver in which to issue, sell or transfer the applicable Equity Securities at a price not higher and on terms not substantially more favorable than that contained in the Issuance Notice. Promptly after any issuance, sale or transfer pursuant to this Section 4.3(b), the Issuer shall notify the Section 4.2/4.3 Entities of the consummation thereof and shall furnish such evidence of the completion thereof (including time of completion) of such transfer. If the Issuer does not complete the issuance, sale or transfer of the applicable Equity Securities within the 90-day period specified in this Section 4.3(b), the Issuer may not issue, sell or transfer such Equity Securities without repeating the procedures in this Section 4.3(b).

     (c) If the proposed issuance of the Equity Securities is consummated, each
Section 4.2/4.3 Entity delivering a Subscription Notice shall purchase from the Issuer or such Subsidiary, and the Issuer or such Subsidiary shall be required to issue and sell to each such Section 4.2/4.3 Entity, such Equity Securities on such terms and at the price set forth in the Subscription Notice. The closing of such sale shall occur, subject to receipt of necessary approvals, on the second business day following the latest of (i) the day of consummation of the issuance of such Equity Securities to persons other than the Section 4.2/4.3 Entities (which may not be earlier than the date set forth in clause (ii) below), (ii) the day that is at least 15 days after the expiration of the Subscription Period and (iii) the 10th day after receipt by such Section 4.2/4.3 Entity or Entities of any and all necessary approvals, at the principal office of the Issuer, or at such other time and place as the Issuer or such Subsidiary and the Section 4.2/4.3 Entities exercising their Preemptive Rights shall mutually agree upon.

     (d) The Preemptive Rights set forth above shall not apply to (i) the issuance of Warrant Shares, (ii) the issuance of shares of Common Stock issuable upon exercise of any option, warrant, convertible security or other rights to purchase, exchange other securities for, or subscribe for Common Stock, (iii) securities issued pursuant to any stock split, stock dividend or other similar stock recapitalization or (iv) shares of any class of common stock issued pursuant to any public offering, provided that the action referred to in clause
(ii), (iii) or (iv), as the case may be, shall have been approved in accordance with Section 2.4. The Issuer or its Subsidiary, as the case may be, shall not be under any obligation to consummate any proposed issuance of Equity Securities, regardless of whether it shall have delivered an Issuance Notice pursuant to this Section 4.3. Notwithstanding anything contained herein to the contrary, the Preemptive Rights set forth above shall be in addition to any rights arising out of the anti-dilution provisions set forth in any Warrant for the holder thereof.

     SECTION 4.4. Improper Transfer. Any attempt to transfer any Securities not in compliance with this Agreement shall be null and void and neither the Issuer nor any transfer agent shall give any effect in the Issuer's records to such attempted transfer.

     SECTION 4.5. Certain Provisions Relating to Orkla With Respect to Sections
4.2 and 4.3. All of the rights of Orkla, and all of the obligations of any other party hereto, pursuant to Sections 4.2 and 4.3 shall be governed by the following provisions:

          (a) with respect to any measurement of the number of, or rights with respect to, Initial Warrants, Initial Warrant Shares, or shares of Common Stock owned by Orkla for purposes of Section 4.2 or 4.3, any Orkla Warrants and Orkla Warrant Shares shall be taken into account on the basis of the indirect Percentage Ownership in the Issuer represented by such Orkla Warrants and Orkla Warrant Shares; and

          (b) with respect to any shares of Common Stock transferable or issuable to Orkla pursuant to Section 4.2 or 4.3, NED and the Issuer shall have the option, exercisable at their sole election, to issue to Orkla (including in lieu of any shares of Common Stock transferable to Orkla, which otherwise transferable shares will instead be transferred to NED) such number of shares of NED Common Stock as represent an equal indirect Percentage Ownership in the Issuer as the shares of Common Stock so transferable or issuable to Orkla pursuant to Section 4.2 or 4.3, would have represented a direct Percentage Ownership in the Issuer, it being understood and agreed by the parties hereto that the rights and benefits under this Agreement and the Securities owned by the DLJ Entities shall in no event be impaired or diminished as a result of any such participation by, or adjustment with respect to, Orkla pursuant to this Section 4.5, as compared with the circumstances that would have been in effect had Orkla held its indirect interest in the Issuer directly rather than indirectly.

                                   ARTICLE 5.

                               REGISTRATION RIGHTS

     SECTION 5.1. Demand Registration. (a) Commencing on the applicable Initial Registration Date, the DLJ Entities may make a written request (any such requesting Person, a "SELLING INVESTOR") that the Issuer effect the registration under the Securities Act of all or a portion of such Selling Investor's applicable Registerable Securities, and specifying the intended method of disposition thereof. The Issuer will promptly give written notice of such requested registration (a "DEMAND REGISTRATION") at least thirty (30) days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Investors and thereupon will use its best efforts to effect, as soon as practicable, the registration under the Securities Act of:

          (i) the Registerable Securities which the Issuer has been so requested to register by the Selling Investor, then held by the Selling Investor;

          (ii) subject to Section 5.2, all other Securities of the same type as the Registerable Securities sought to be registered by the Selling Investor which any other Investor entitled to request the Issuer to effect an Incidental Registration (as such term is defined in Section 5.2) pursuant to Section 5.2 (all such Investors, together with the Selling Investors, the "HOLDERS") has requested the Issuer to register by written request received by the Issuer within fifteen (15) days after the receipt by such other Investors of such written notice given by the Issuer; and

          (iii) shares of Common Stock desired to be registered by the Issuer as approved pursuant to Section 2.4 hereof,

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registerable Securities so to be registered; provided that, subject to Section 5.1(c) hereof, the Issuer shall not be obligated to effect, pursuant to this Section 5.1(a), (A) more than one Demand Registration during any six-month period, (B) more than four Demand Registrations in connection with the registration of the Senior Preferred Stock (which registration may also relate to Warrants to be offered in connection with such Senior Preferred Stock), (C) more than four Demand Registrations in connection with the registration of the Junior Preferred Stock (which registration may also relate to Warrants to be offered in connection with such Junior Preferred Stock), (D) more than four Demand Registrations in connection with the registration of the Warrants (which registration may also relate to the Senior Preferred Stock and/or the Junior Preferred Stock to be offered in connection with such Warrants), and (E) more than two Demand Registrations in connection with the registration of any other Registerable Securities. If Warrants are sold in connection with a registered or Rule 144A sale of the Senior Preferred Stock or the Junior Preferred Stock, the Issuer shall (not earlier than the time the Issuer registers the Senior Preferred Stock or the Junior Preferred Stock (or exchange securities in the case of a Rule 144A offering)) file a shelf registration statement relating to all the Common Stock underlying such Warrants; provided that any holder of

Warrants seeking to offer, purchase or sell any of the Common Stock underlying such Warrants will first notify the Issuer and allow the Issuer to prepare an appropriate prospectus supplement to be used in such transaction, and that the Issuer's obligation to prepare such a prospectus supplement (and accordingly the ability of the holder to effect such offer, purchase or sale) will be subject to customary deferral provisions; and provided further that in no event shall the Issuer be entitled to postpone or suspend the preparation and filing of such prospectus supplement for a period exceeding ninety (90) days. The Issuer shall not be obligated to effect a Demand Registration with respect to shares of Common Stock unless the Common Stock requested to be included in such Demand Registration has, in the reasonable judgment of the Board of Directors exercised in good faith, a fair market value of at least (1) $25,000,000 if such Demand Registration would constitute an Initial Public Offering; provided that if the estimated proceeds from the sale of all the Common Stock to be sold by the Selling Investor is less than such amount and the DLJ Entities and Orkla have requested the Issuer to register all of the Registerable Securities owned by them consisting of Warrants and/or Warrant Shares and/or Common Stock, then the Selling Investor may require the Issuer to issue, or an Other Investor to sell, a sufficient number of shares of Common Stock in connection with the Initial Public Offering to result in aggregate proceeds of at least $25,000,000 or (2) in all other cases, $15,000,000.

     Promptly after the expiration of the 15-day period referred to in Section 5.1(a)(ii) hereof, the Issuer will notify all the Holders to be included in the Demand Registration of the other Holders and the number of shares of Registerable Securities requested to be included therein. The Selling Investors requesting a registration under this Section 5.1(a)(ii) may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Holders, by providing a written notice to the Issuer revoking such request, in which case such request, so revoked, shall be treated as a Demand Registration unless the Selling Investors who requested such registration pay the Registration Expenses or the Selling Investors requesting registration shall have on three prior occasions revoked registration requests.

     (b) The Issuer will, subject to Section 5.1(a), pay all Registration Expenses in connection with each Demand Registration.

     (c) A registration requested pursuant to this Section 5.1 shall not be deemed to have been effected, subject to Section 5.1(a), unless the registration statement relating thereto (i) has become effective under the Securities Act and
(ii) has remained effective for a period of at least 270 days (or such shorter period in which all Registerable Securities of the Holders included in such registration have actually been sold thereunder); provided that if after any registration statement requested pursuant to this Section 5.1 becomes effective and (i) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (ii) less than 85% of the Registerable Securities included in such registration statement has been sold thereunder, such registration statement shall be at the sole expense of the Issuer and shall not be considered a Demand Registration.

     (d) Limitations on Filings. Notwithstanding the foregoing provisions of this Section 5.1, the Issuer shall be entitled to postpone or suspend (but not for a period exceeding ninety (90 days) the filing or effectiveness of the registration statement otherwise required to be prepared and filed by it if the Issuer determines, in its reasonable judgment, that such registration and offering or continued effectiveness would interfere with or require premature public disclosure of any financing, acquisition, disposition, corporate reorganization or other transaction involving the Issuer or any of its Subsidiaries. Once the registration statement required to be filed pursuant to this Section 5.1 has been declared effective, any period during which the Issuer fails to keep such registration statement effective and usable for resale of Registerable Securities as required shall be referred to as a "DEMAND REGISTRATION SUSPENSION PERIOD". A Demand Registration Suspension Period shall commence on and include the date that the Issuer gives written notice to each Holder participating in the registration of its determination that such registration statement is no longer effective or usable for resale of Registerable Securities to and including the date when the use of the prospectus included in such registration statement may be resumed for the disposition of Registerable Securities. In the event of any Demand Registration Suspension Period, the time period during which the Issuer is obligated to keep any such registration statement effective and usable under Section 5.1(c) or Section 5.4(a) shall be extended by the number of days of such Demand Registration Suspension Period.

     (e) If a Demand Registration involves an Underwritten Public Offering and the managing underwriter shall advise the Issuer and the Selling Investor that, in its view, the amount or type of Registerable Securities exceeds the largest number of such types of Registerable Securities which can be sold without having an adverse effect on such offering, including the price at which such Registerable Securities can be sold (the "MAXIMUM OFFERING SIZE"), the Issuer will include in such registration, in the priority listed below, up to the Maximum Offering Size:

          (i) first, all Registerable Securities requested to be registered by the Selling Investors and any other DLJ Entity and Orkla, if applicable (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Selling Investors, any other DLJ Entity and Orkla, if applicable, on the basis of the relative amount of each type of Registerable Securities requested to be included in such registration);

          (ii) second, all Registerable Securities of the same type as the Selling Investor has requested be registered, requested to be registered by any Holder, other than the Selling Investor, the DLJ Entities and Orkla, if applicable (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of shares of Registerable Securities so requested to be included in such registration); and

          (iii) third, if the Registerable Securities requested to be registered constitute Common Stock, any Common Stock proposed to be registered by the Issuer.

     SECTION 5.2. Incidental Registration, Rules 144 and 144A. (a) If the Issuer proposes to register any Common Stock, Senior Preferred Stock, Junior Preferred Stock or Preferred Stock under the Securities Act (other than a registration (i) on Form S-8 or S-4 or any successor or similar forms, (ii) relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit, dividend reinvestment or similar plan of the Issuer or (iii) in connection with a direct or indirect merger, acquisition or other similar transaction) whether or not for sale for its own account, it will each such time, subject to the provisions of Section 5.2(b) hereof, give prompt written notice at least thirty (30) days prior to the anticipated filing date of the registration statement relating to such registration to each DLJ Entity and Orkla, which notice shall set forth the rights of such DLJ Entity and Orkla under this Section 5.2 and shall offer all DLJ Entities and Orkla the opportunity to include in such registration statement such Registerable Securities as each such DLJ Entity and Orkla may request (an "INCIDENTAL REGISTRATION"). Upon the written request of any such DLJ Entity or Orkla made within 15 days after the receipt of notice from the Issuer (which request shall specify the number and type of Registerable Securities intended to be disposed of by such DLJ Entity or Orkla), the Issuer will use its best efforts to effect the registration under the Securities Act of all Registerable Securities which the Issuer has been so requested to register by such DLJ Entities and/or Orkla, to the extent requisite to permit the disposition of the Registerable Securities so to be registered; provided that (A) if such registration involves an Underwritten Public Offering, all such DLJ Entities and Orkla requesting to be included in the Issuer's registration must sell their Registerable Securities to the underwriters selected as provided in Section 5.4(f) on the same terms and conditions as apply to the Issuer and the Selling Investors and (B) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 5.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Issuer shall determine for any reason not to register or to delay registration of such securities, the Issuer shall give written notice to all such DLJ Entities and Orkla and, thereupon, (1) in the case of a determination not to register, the Issuer shall be relieved of its obligation to register any Registerable Securities in connection with such registration and
(2) in the case of a determination to delay such registration, the Issuer shall be permitted to delay registration of any Registrable Securities requested to be included in such Incidental Registration Statement for the same period as the delay in registering such other securities (without prejudice, however, to the rights of any DLJ Entity or Orkla under Section 5.1 hereof). No registration effected under this Section 5.2 shall relieve the Issuer of its obligations to effect a Demand Registration to the extent required by Section 5.1 hereof. The Issuer will pay all Registration Expenses in connection with each registration of Registerable Securities requested pursuant to this Section 5.2.

     (b) If a registration pursuant to this Section 5.2 involves an Underwritten Public Offering (other than in the case of an Underwritten Public Offering requested by any DLJ Entity in a Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in
Section 5.1(d) shall apply) and the managing underwriter advises the Issuer that, in its view, the amount or type of securities which the Issuer and such Holders intend to include in such registration exceeds the Maximum Offering Size, the Issuer will include in such registration, in the following priority, up to the Maximum Offering Size:

          (i) first, so much of the securities proposed to be registered by the Issuer as would not cause the offering to exceed the Maximum Offering Size; and

          (ii) second, all Registerable Securities requested to be included in such registration by any other Holders pursuant to Section 5.2 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative amount of each type of Registerable Securities so requested to be included in such registration).

     SECTION 5.3. Holdback Agreements. If any registration of Registerable Securities shall be in connection with an Underwritten Public Offering, each Investor agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any Registerable Securities, and not to effect any such public sale or distribution of any other Common Stock of the Issuer or of any security convertible into or exchangeable or exercisable for any Common Stock of the Issuer (in each case, other than as part of such Underwritten Public Offering) during the 14 days prior to the effective date of such registration statement (except as part of such registration) or during the period after such effective date that such managing underwriter and the Issuer shall agree (but not to exceed 180 days).

     SECTION 5.4. Registration Procedures. Whenever any of the DLJ Entities requests that any Registerable Securities be registered pursuant to Section 5.1 or 5.2 hereof, the Issuer will, subject to the provisions of such Sections, use its best efforts to effect the registration of such Registerable Securities in accordance with the intended method of disposition thereof as quickly as reasonably practicable, and in connection with any such request:

     (a) The Issuer will as quickly as reasonably practicable prepare and file with the SEC a registration statement on any form for which the Issuer then qualifies or which counsel for the Issuer shall deem appropriate and which form shall be available for the sale of the Registerable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become effective.

     (b) The Issuer will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Holder which is participating in a registration and each underwriter, if any, of the Registerable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Issuer will furnish to each such Holder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and all amendments and supplements thereto) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registerable Securities owned by such Holder which are covered by such registration statement.

     (c) After the filing of the registration statement, the Issuer will (i) cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registerable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Holder holding Registerable Securities covered by such registration statement of any stop order issued or threatened by the SEC and will take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

     (d) The Issuer will use its best efforts to (i) register or qualify the Registerable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Holder holding such Registerable Securities reasonably (in light of such Holder's intended plan of distribution) requests, (ii) cause such Registerable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Issuer and (iii) do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registerable Securities owned by such Holder; provided that the Issuer will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d),
(B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

     (e) The Issuer will promptly notify each Holder holding such Registerable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registerable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Holder and file with the SEC any such supplement or amendment.

     (f) In any Demand Registration, DLJMB will have the right to select an underwriter or underwriters in connection with any public offering, which may include any Affiliate of any DLJ Entity. In any other case, the Issuer may, subject to its other contractual obligations, select in its sole discretion, such underwriter or underwriters as it may deem appropriate, which may include any Affiliate of any DLJ Entity. The Issuer will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably necessary in order to expedite or facilitate the disposition of such Registration Securities, including but not limited to the engagement of a qualified independent underwriter in connection with the qualification of the underwriting arrangements with the NASD, maintaining a current market-making prospectus and conducting customary road show presentations.

     (g) The Issuer will make available for inspection by any Holder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Issuer pursuant to this Section 5.4 and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the "RECORDS") as shall be reasonably requested by any such Person, and cause the Issuer's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement provided that prior to the release or disclosure of any such Records, the Inspectors enter into a confidentiality agreement in form and substance reasonably satisfactory to the Issuer.

     (h) The Issuer will obtain and furnish to each such Holder and to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Issuer and (ii) a comfort letter or comfort letters from the Issuer's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as Holder of a majority of the aggregate amount of Registerable Securities or the managing underwriter therefor reasonably requests.

     (i) The Issuer will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and the relevant state blue sky commissions, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     The Issuer may require each such Holder to promptly furnish in writing to the Issuer such information regarding the distribution of the Registerable Securities as the Issuer may from time to time reasonably request and such other information as may be legally required in connection with such registration.

     Each such Holder agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 5.4(e) hereof, such Holder will forthwith discontinue disposition of Registerable Securities pursuant to the registration statement covering such Registerable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.4(e) hereof, and, if so directed by the Issuer, such Holder will deliver to the Issuer all copies, other than any permanent file copies then in such Holder's possession, of the most recent prospectus covering such Registerable Securities at the time of receipt of such notice.

     (j) (i) If the Issuer shall have filed a registration statement pursuant to
Section 12 of the Exchange Act or a registration statement pursuant to the Securities Act, then for so long as it is subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as any holder of Registerable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registerable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registerable Securities, the Issuer will deliver to such holder a written statement as to whether it has complied with such requirements.

          (ii) If any DLJ Entity holding Registerable Securities desires to transfer any such securities pursuant to Rule 144A and in accordance with the terms of this Agreement, the

     Issuer will promptly, upon request by any one or more such DLJ Entities, use its best efforts to facilitate the consummation of such Rule 144A transaction by the DLJ Entities and Orkla if it so requests, in accordance with the requirements of such Rule and with such request and shall take all necessary or appropriate actions in connection therewith, including but not limited to (A) preparing of an offering memorandum with respect to such transaction containing information customarily included in connection with Rule 144A transactions of the type contemplated by the request, (B) taking the actions, to the extent requested by such DLJ Entity or Entities, referred to in Section 5.4(d), 5.4(g) and 5.4(h) and (C) conducting "ROAD SHOW" presentations as reasonably requested by such DLJ Entity or Entities, provided that the Issuer shall not be obligated to take the foregoing actions on more than two occasions. The Issuer shall pay all expenses in connection with any Rule 144A transaction pursuant hereto.

          (iii) The Issuer represents and warrants that the Registerable Securities are not, and are not of the same class as any other securities, listed on a national securities exchange registered under Section 6.1 of the Exchange Act or quoted in an automated inter-dealer quotation system. For so long as any Registerable Securities are restricted securities within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, make available to any DLJ Entity and Orkla holding of Registerable Securities in connection with the sale of such holder Registerable Securities and any prospective purchaser of Registerable Securities from such, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4).

     SECTION 5.5. Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless each Holder holding Registerable Securities covered by a registration statement, its officers, directors and agents, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registerable Securities (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission so made in reliance upon and in conformity with information furnished in writing to the Issuer by such Holder or on such Holder's behalf expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registerable Securities concerned to such Person if the Issuer had provided such prospectus and it was the responsibility of such Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Issuer also agrees to indemnify any underwriters of the Registerable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Holder provided in this Section 5.5.

     SECTION 5.6. Indemnification by Participating Holders. (a) Subject to
Section 5.6(b), each Holder holding Registerable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Issuer, its officers, directors and agents and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to such Holder, but only (i) with respect to untrue statements or omissions, or alleged untrue statements or omissions in a registration statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing by such Holder or on such Holder's behalf expressly for use in any registration statement or prospectus relating to the Registerable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registerable Securities concerned to such Person if it is determined that it was the responsibility of such Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Subject to Section 5.6(b), each such Holder also agrees to indemnify and hold harmless underwriters of the Registerable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Issuer provided in this Section 5.6. As a condition to including Registerable Securities in any registration statement filed in accordance with Article 5 hereof, the Issuer may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

     (b) No Holder shall be liable under Section 5.6(a) for any damage thereunder in excess of the net proceeds realized by such Holder in the sale of the Registerable Securities of such Holder.

     SECTION 5.7. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any and all losses, claims, damages, liabilities and expenses or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

     SECTION 5.8. Contribution. If the indemnification provided for in this
Article 5 is held by a court of competent jurisdiction to be unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Issuer and the Holders holding Registerable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Issuer and such Holders on the one hand and the underwriters on the other, from the offering of the Registerable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Issuer and such Holders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Issuer on the one hand and each such Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Issuer and of each such Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and such Holders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer and such Holders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Issuer and such Holders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and such Holders or by such underwriters. The relative fault of the Issuer on the one hand and of each such Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Issuer and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.8 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.9, no underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount applicable to Registerable Securities purchased by such underwriter in such offering exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds realized on the sale of the Registerable Securities of such Holder exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Holder's obligation to contribute pursuant to this Section 5.8 is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all such Holders and not joint.

     SECTION 5.9. Participation in Public Offering. No Person may participate in any Underwritten Public Offering hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

     SECTION 5.10. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Issuer and each Investor participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                                   ARTICLE 6.

                    RIGHT TO REQUIRE REPURCHASE; HOLBERG CALL

     SECTION 6.1. Right to Require Repurchase. At any time after July 11, 2004, the DLJ Entities and their Permitted Transferees shall have the right (the "REPURCHASE RIGHT") in their sole discretion, to require the Issuer to repurchase, and the Issuer shall repurchase, all of the Senior Preferred Stock and/or the Junior Preferred Stock owned by such DLJ Entities and their Permitted Transferees (the "SELLING ENTITIES") at a price equal to 100% of the accreted value thereof, together with accrued and unpaid cash interest or dividends to the date of repurchase (the "REPURCHASE PRICE").

     SECTION 6.2. Method of Exercising Repurchase Right. (a) To exercise the Repurchase Right, the Selling Entities shall deliver to the Issuer (i) written notice of the Selling Entities' exercise of such right, which notice shall set forth the name of the Selling Entities, the principal amount of the Senior Preferred Stock and the Junior Preferred Stock, as the case may be, to be repurchased, and a statement that an election to exercise the Repurchase Right is being made thereby and (ii) the Senior Preferred Stock and the Junior Preferred Stock, as the case may be, or, if applicable, certificates evidencing such Senior Preferred Stock and Junior Preferred Stock, as the case may be, with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Issuer.

     (b) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Issuer shall (i) repurchase all Senior Preferred Stock and Junior Preferred Stock, as the case may be, tendered pursuant to this Section
6.2 and (ii) pay the Repurchase Price to the Selling Entities.

     (c) Promptly after consummation of such repurchase, the paying agent shall mail to each Selling Entity of such Senior Preferred Stock and Junior Preferred Stock, as the case may be, an amount equal to the purchase price for, plus any accrued and unpaid interest or dividends on, such Senior Preferred Stock and Junior Preferred Stock, as the case may be.

     SECTION 6.3. Holberg Call. Holberg Incorporated shall have the right, at any time prior to the expiration of 180 days after the Closing Date, to require the New DLJ Entities to sell to it 55% of the outstanding Junior Preferred Stock held by the New DLJ Entities, together with Warrants conferring the right to acquire 851.84 shares of the Common Stock (or such greater or lesser number of shares of Common Stock as may be applicable in accordance with the provisions of
Section 8 of the DLJ Warrants) for cash in an amount, at the date of such sale, equal to the sum of (x) the liquidation preference of such Junior Preferred Stock to be sold on such date plus (y) an amount sufficient to cause the sum of
(x) and (y) to equal a value that yields an Internal Rate of Return (calculated on a basis substantially consistent with the definition of such term in the DLJ Warrants) with respect to the Junior Preferred Stock and Warrants so sold equal to 25%; provided that Holberg's right to require the DLJ Entities to sell such Securities shall be conditioned upon Holberg delivering to the DLJ Entities a binding written commitment to purchase such Securities prior to the expiration of 90 days after the Closing Date. Holberg may assign all or a portion its right under this Section 6.3 to Orkla or to any wholly-owned Subsidiary of Holberg. In any such event, Orkla or such Subsidiary will be subject, with respect to the Junior Preferred Stock and Warrants so acquired, to the same restrictions on transfer as are applicable to Holberg in
Section 3.1 mutatis mutandis.

                                   ARTICLE 7.

                        CERTAIN COVENANTS AND AGREEMENTS

     SECTION 7.1. Confidentiality. (a) Each Investor hereby agrees that Confidential Information (as defined below) furnished and to be furnished to it was and will be made available in connection with such Investor's investment in the Issuer. Each Investor agrees that it will not use the Confidential Information in any way to the competitive disadvantage of the Issuer. Each Investor further acknowledges and agrees that it will not disclose any Confidential Information to any Person; provided that Confidential Information may be disclosed (i) to such Investor's Representatives (as defined below) in the normal course of the performance of their duties as long as such Investor Representatives are advised of the confidential nature of such information and agree to be bound by the provisions hereof, (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Holder is subject) provided, that in the event that such Investor is so required to disclose any Confidential Information, such Investor will give the Issuer prompt notice of such request so that the Issuer may seek an appropriate protective order and if such Investor is nonetheless so compelled to disclose Confidential Information, such Investor may disclose such information without liability hereunder, (iii) to any Person to whom such Investor is contemplating a transfer of its Securities (provided that such transfer would not be in violation of the provisions of this Agreement and as long as such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance satisfactory to the Issuer and consistent with the provisions hereof) or (iv) if the prior written consent of the Board shall have been obtained. Nothing contained herein shall prevent the use of Confidential Information in connection with the assertion or defense of any claim by or against the Issuer or any Investor.

     (b) "CONFIDENTIAL INFORMATION" means any information concerning the Issuer, its financial condition, business, operations or prospects (in each case including the Issuer's Subsidiaries and Affiliates) in the possession of or to be furnished to any Investor in its capacity as a shareholder or potential shareholder of the Issuer or by virtue of its present or former right to designate a director of the Issuer; provided that the term "CONFIDENTIAL INFORMATION" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by an Investor or its partners, directors, officers, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as "REPRESENTATIVES") in violation of any of the Transaction Documents, (ii) is or was available to such Investor on a nonconfidential basis prior to its disclosure to such Investor or its Representatives by the Issuer, or (iii) was or becomes available to such Investor on a nonconfidential basis from a source other than the Issuer, provided that such source is or was (at the time of receipt of the relevant information) not, to the best of such Investor's knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Issuer or another Person.

     SECTION 7.2. Indirect Action; No Inconsistent Agreements. (a) Each party hereto agrees not to take, or cause or permit to be taken indirectly, any action which if taken, caused or permitted to be taken by such Person directly would constitute a violation of this Agreement. None of the Issuer, Holberg, Holberg Incorporated or NED is presently a party to or will hereafter enter into any agreement which is inconsistent with the rights granted to the DLJ Entities and Orkla by this Agreement or any other agreement relating to the Securities to which the DLJ Entities and/or Orkla are parties or which otherwise conflicts with the provisions hereof or thereof, or will in the future grant or cause to be granted to any holder or prospective holder of any Securities, any rights relating thereto, including, for example, registration rights, which are, in the aggregate, made available on more favorable terms (including, without limitation, terms which are more favorable than those set forth in Article 5) to such holder than those granted to the DLJ Entities and Orkla hereunder and thereunder, unless the DLJ Entities and Orkla are given all of the benefits of such favorable terms and consent thereto.

     (b) The Issuer agrees to, consistent with other legal obligations and good business practice, use its good faith efforts to conduct its business and that of its Subsidiaries in a manner, and to take such other actions as are necessary or appropriate, to fulfill its obligations under the Certificate of Designation of the Senior Preferred Stock and the Certificate of Designation of the Junior Preferred Stock to pay the dividends, principal and liquidation preference on the Senior Preferred and the Junior Preferred Stock, as the case may be, when due, in each case, to the extent consistent with the Indenture and the Credit Agreement (as defined in the Securities Purchase Agreement).

     SECTION 7.3. Certain Matters Relating to Orkla Warrants. (a) Holberg agrees that if there shall, directly or indirectly, be a public offering of stock of, or any sale of, all or substantially all of the assets, merger or other reorganization or business combination of, the Issuer (in accordance with the provisions of Section 2.4, if applicable), it will give reasonable notice thereof to Orkla and, if so requested by Orkla, take such actions as may be necessary to allow Orkla to participate in any such transaction on a basis consistent with its underlying economic interest in the Issuer represented by the Orkla Warrants and Orkla Warrant Shares, and in any event on a no less favorable basis than had it held such underlying economic interest directly and on a pro rata basis with the equivalent economic interests of the DLJ Entities. The parties hereto agree to cooperate to the extent necessary to achieve such desired result consistent with the intention reflected in this Section 7.3 to provide economic benefits to Orkla on a basis consistent with its underlying economic interest in the Issuer (including the common stock owned by Orkla in NED and received by Orkla in connection with the formation of NED and the Issuer in exchange for Orkla's pre-existing interest in AmeriServe) and on a pro rata basis, with respect to the Orkla Warrants and Orkla Warrant Shares, with the equivalent interests of the DLJ Entities, it being understood and agreed by the parties hereto that the rights and benefits under this Agreement and the Securities owned by the DLJ Entities shall in no event be impaired or diminished as a result of any such action pursuant to this Section 7.3, as compared with the circumstances that would have been in effect had Orkla held its interest in the Issuer directly rather than indirectly.

     (b) The parties hereto agree that, in the event there shall, in accordance with the terms of the Initial DLJ Warrants, be any adjustment (other than under Section 8.1 of the Initial DLJ Warrants) in the number of shares of Common Stock purchasable upon exercise of any of the Initial DLJ Warrants or any other adjustment thereunder which in any such case results from an action or event that does not give rise to a corresponding benefit to holders of Common Stock of the Issuer, 640 of the shares of Common Stock held by NED (as such number of shares may be adjusted from time to time in respect of any subdivision, split or combination of the outstanding shares of Common Stock, any capital reorganization or any reclassification of the capital stock of the Issuer, or otherwise, including without duplication by operation of this paragraph, and including any such shares held by any successor in interest to NED) shall be subject to appropriate adjustment and shall be entitled to appropriate rights as if such shares were represented by warrants of like tenor to the Initial DLJ Warrants in such a manner as is consistent with the intent of the parties hereto, but in no event will such adjustment or entitlement be duplicative of any benefit previously received by such shares of Common Stock. The shares of Common Stock to benefit from this paragraph will be designated by NED at the Closing and will bear an appropriate legend referring to this paragraph to evidence such fact.

     (c) In any case where this Agreement refers to the Other Investors not permitting any action to be taken, it is understood and agreed that Orkla's obligations, to the extent it does not control an Other Investor, shall be limited to acting in good faith to not cause any impermissible action by such Other Investor and not failing to act when it is capable of taking action.

     (d) No repurchase of Securities shall be effected by the Issuer or any Affiliate thereof unless the DLJ Entities and Orkla shall have been afforded an opportunity to participate on a pro rata basis.

     SECTION 7.4. Dilution of Initial Warrants; Consent to Issuance of Notes. Each of the Initial DLJ Entities and Orkla agrees and confirms that the Initial Warrants and Orkla Warrants, as adjusted or modified prior to the date hereof, will not be subject to adjustment as a result of the Transactions, as such term is defined in the Securities Purchase Agreement, and, accordingly, will be subject to dilution as a result of the issuance of DLJ Warrants in connection with the Transactions, as such term is defined in the Securities Purchase Agreement. Each of the Initial DLJ Entities and Orkla hereby acknowledge that the 12.5% Senior Secured Notes of the Issuer issued on January 25, 1996 permit the issuance of the additional notes and preferred stock of the Issuer and hereby consent to the issuance of the Notes, the Senior Preferred Stock, the Junior Preferred Stock and the DLJ Warrants.

                                   ARTICLE 8.

                                  MISCELLANEOUS

     SECTION 8.1. Entire Agreement. The Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of the Transaction Documents and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement and the other Transaction Documents.

     SECTION 8.2. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, shall confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 8.3. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Issuer or any Investor, except in connection with a transfer of securities of the Issuer pursuant to the terms hereof; provided that any Person acquiring Securities who is required by the terms of this Agreement to become a party hereto shall execute and deliver to the Issuer an agreement to be bound by this Agreement and shall thenceforth be an "INVESTOR" for purposes of this Agreement, having such rights and obligations as are consistent with those rights and obligations applicable to the transfer of such Securities, except as otherwise provided in this Agreement. Any Investor who ceases to beneficially own (and no longer have the right to acquire) any securities of the Issuer shall cease to be bound by the terms hereof (other than Sections 5.6, 5.7, 5.8, 7.1 and 7.2).

     SECTION 8.4. Amendment; Waiver; Termination. (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Issuer with the approval of the Board and the DLJ Entities (together with their Permitted Transferees), on the one hand, and Holberg (together with its Permitted Transferees), on the other hand, so long as to either such group it holds an equity interest of at least 10% (not giving effect to reductions in ownership caused other than by a transfer or disposition of such equity interest) of its investment in the Issuer immediately following the Closing Date. The percentage set forth above shall be subject to appropriate downward adjustment in the event of an acquisition of securities by Holberg pursuant to
Section 6.3 hereof or the operation of either of the special adjustments described in Section 8 of the Initial Warrants or in Section 8 of the DLJ Warrants.

     (b) In addition, any amendment, modification or termination of any provision of this Agreement that would adversely affect a DLJ Entity or Orkla may be effected only with the consent of such DLJ Entity or Orkla, respectively.

     SECTION 8.5. Notices. All notices and other communications given or made pursuant hereto or pursuant to any other agreement among the parties, unless otherwise specified, shall be in writing and shall be deemed to have been duly given or made if sent by fax (with confirmation in writing), delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the fax number or address set forth below or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made upon receipt:

           if to the DLJ Entities, to:  DLJ Merchant Banking Funding, Inc.
                                        DLJ Merchant Banking Partners, L.P.
                                        DLJ Capital Corporation
                                        Sprout Growth II, L.P.
                                        Sprout CEO Fund, L.P.
                                        DLJ Merchant Banking Partners II, L.P.
                                        DLJ Merchant Banking Partners II-A, L.P.
                                        DLJ Diversified Partners, L.P.
                                        DLJ Diversified Partners-A, L.P.
                                        DLJMB Funding II, Inc.
                                        DLJ FIRST ESC LLC
                                        DLJ EAB Partners, L.P.
                                        DLJ Millennium Partners, L.P.
                                        UK Investment Plan 1997 Partners
                                        277 Park Avenue
                                        New York, New York 10172
                                        Attention:  Peter T. Grauer
                                        Fax:  (212) 892-7272

                               and to:  DLJ International Partners, C.V.
                                        DLJ Offshore Partners, C.V.
                                        DLJ Offshore Partners II, C.V.
                                        c/o DLJ Offshore Management N.V.
                                        14 John B. Gorsiraweg
                                        P.O. Box 3889
                                        Willemstad, Curacao
                                        Netherlands Antilles
                                        Attention:  Germaine Sprock
                                        MeesPierson Trust (Curacao) N.V.

                       with a copy to:  Davis Polk & Wardwell
                                        450 Lexington Avenue
                                        New York, New York 10017
                                        Attention:  George R. Bason, Jr.
                                        Fax:  (212) 450-4800

     if to the Issuer, Holberg or NED:  Nebco Evans Holding Company
                                        c/o Holberg Industries, Inc.
                                        545 Steamboat Avenue
                                        Greenwich, Connecticut 06830
                                        Attention:  John Victor Holten
                                        Fax:  (203) 661-5756

                       with a copy to:  Wachtell, Lipton, Rosen & Katz
                                        51 West 52nd Street
                                        New York, NY 10019
                                        Attention:  Adam O. Emmerich
                                        Fax:  (212) 403-2000

                      if to Orkla, to:  Orkla ASA
                                        P.O. 423 Skoyen
                                        Kareslyst alle 6
                                        N-0212 Oslo
                                        Norway
                                        Attention:  Tom Vidar Rygh
                                        Fax:  011-47-22-544-595

                       with a copy to:  Winthrop, Stimson, Putnam & Roberts
                                        One Battery Park Plaza
                                        New York, NY 10004
                                        Attention:  Kenneth E. Adelsberg
                                        Fax:  (212) 858-1500

     Any Person who becomes an Investor shall provide its address and fax number to the Issuer, which shall promptly provide such information to each other Investor.

     SECTION 8.6. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

     SECTION 8.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     SECTION 8.8. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of such state.

     SECTION 8.9. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

     SECTION 8.10. Consent to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.5 shall be deemed effective service of process on such party.

     SECTION 8.11. Orkla/Holberg Letter Agreement. The parties acknowledge that Orkla and Holberg have entered into a letter agreement dated January 25, 1996, relating to certain obligations of Holberg with respect to Orkla's investment referred to herein and certain related transactions.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                        DLJ MERCHANT BANKING PARTNERS, L.P.

                        BY DLJ MERCHANT BANKING, INC., Managing
                            General Partner

                        By: /s/ Elan A. Schultz
                            --------------------------------------------------
                            Name: Elan A. Schultz
                            Title: Attorney-in-fact


                        DLJ INTERNATIONAL PARTNERS, C.V.

                        BY DLJ MERCHANT BANKING, INC., Advisory
                            General Partner

                        By: /s/ Elan A. Schultz
                            --------------------------------------------------
                            Name: Elan A. Schultz
                            Title: Attorney-in-fact


                        DLJ OFFSHORE PARTNERS, C.V.

                        BY DLJ MERCHANT BANKING, INC., Advisory
                            General Partner

                        By: /s/ Elan A. Schultz
                            --------------------------------------------------
                            Name: Elan A. Schultz
                            Title: Attorney-in-fact


                        DLJ MERCHANT BANKING FUNDING, INC.

                        By: /s/ Thomas E. Siegler
                            --------------------------------------------------
                            Name: Thomas E. Siegler
                            Title: Secretary

                        DLJ CAPITAL CORPORATION



                        By: /s/ Marjorie S. White
                            --------------------------------------------------
                            Name: Marjorie S. White
                            Title: Secretary and Treasurer


                        SPROUT GROWTH II, L.P.

                        BY DLJ CAPITAL CORPORATION,
                            General Partner

                        By: /s/ Marjorie S. White
                            --------------------------------------------------
                            Name: Marjorie S. White
                            Title: Secretary and Treasurer


                        SPROUT CEO FUND, L.P.

                        BY DLJ CAPITAL CORPORATION,
                            General Partner

                        By: /s/ Marjorie S. White
                            --------------------------------------------------
                            Name: Marjorie S. White
                            Title: Secretary and Treasurer


                        DLJ MERCHANT BANKING PARTNERS II, L.P.

                        BY DLJ MERCHANT BANKING II, INC., Managing
                            General Partner


                        By: /s/ Peter T. Grauer
                            --------------------------------------------------
                            Name: Peter T. Grauer
                            Title: Managing Director



                        DLJ MERCHANT BANKING PARTNERS II-A, L.P.

                        BY DLJ MERCHANT BANKING II, INC., Managing
                            General Partner

                        By: /s/ Peter T. Grauer
                            --------------------------------------------------

                            Name: Peter T. Grauer
                            Title: Managing Director



                        DLJ OFFSHORE PARTNERS, II C.V.

                        BY DLJ MERCHANT BANKING II, INC., Advisory
                            General Partner

                        By: /s/ Peter T. Grauer
                            --------------------------------------------------
                            Name: Peter T. Grauer
                            Title: Managing Director



                        DLJ DIVERSIFIED PARTNERS, L.P.

                        BY DLJ DIVERSIFIED PARTNERS, INC., Managing
                            General Partner

                        By: /s/ Peter T. Grauer
                            --------------------------------------------------
                            Name: Peter T. Grauer
                            Title: Managing Director



                        DLJ DIVERSIFIED PARTNERS-A, L.P.

                        BY DLJ DIVERSIFIED PARTNERS, INC., Managing
                            General Partner

                        By: /s/ Peter T. Grauer
                            --------------------------------------------------
                            Name: Peter T. Grauer
                            Title: Managing Director



                        DLJMB FUNDING II, INC.

                        By: /s/ Peter T. Grauer
                            --------------------------------------------------
                            Name: Peter T. Grauer
                            Title: Attorney-in-fact



                        DLJ FIRST ESC LLC

                        BY DLJ LBO PLANS MANAGEMENT
                            CORPORATION, Manager

                        By: /s/ Peter T. Grauer
                            --------------------------------------------------
                            Name: Peter T. Grauer
                            Title: Attorney-in-fact



                        DLJ EAB PARTNERS, L.P.

                        BY DLJ LBO PLANS MANAGEMENT
                            CORPORATION, General Partner

                        By: /s/ Peter T. Grauer
                            --------------------------------------------------
                            Name: Peter T. Grauer
                            Title: Attorney-in-fact



                        DLJ MILLENNIUM PARTNERS, L.P.

                        BY DLJ MERCHANT BANKING II, INC.,
                            Managing General Partner

                        By: /s/ Peter T. Grauer
                            --------------------------------------------------
                            Name: Peter T. Grauer
                            Title: Attorney-in-fact



                        UK INVESTMENT PLAN 1997 PARTNERS

                        DONALDSON, LUFKIN & JENRETTE, INC., General Partner

                        By: /s/ Peter T. Grauer
                            --------------------------------------------------
                            Name: Peter T. Grauer
                            Title: Attorney-in-fact



                        NEBCO EVANS HOLDING COMPANY

                        By: /s/ Raymond Marshall
                            --------------------------------------------------
                            Name: Raymond E. Marshall
                            Title: President and Treasurer

                        NEBCO EVANS DISTRIBUTORS, INC.

                        By: /s/ Raymond Marshall
                            --------------------------------------------------
                            Name: Raymond E. Marshall
                            Title: President and Assistant Treasurer



                        HOLBERG INDUSTRIES, INC.

                        By: /s/ A. Petter 0stberg
                            --------------------------------------------------
                            Name: A. Petter 0stberg
                            Title: Chief Financial Officer and Treasurer



                        ORKLA ASA

                        By: /s/ Tom Vidar Rygh
                            --------------------------------------------------
                            Name: Tom Vidar Rygh
                            Title: Managing Director



                        HOLBERG INCORPORATED

                        By: /s/ A. Petter 0stberg
                            --------------------------------------------------
                            Name: A. Petter 0stberg
                            Title: Chief Financial Officers and Assistant
                                   Secretary